UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 19, 2007 (July 16, 2007)

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ____________________________ (State or other jurisdiction of incorporation)	1-13884 _______________________ (Commission File Number)	76-0451843 ___________________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 ___________________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 16, 2007, the Board of Directors of Cameron International Corporation (“Cameron”) approved a change to the Directors Compensation Program, approved in July 2005, revising the number of Deferred Stock Units (“DSU”) to be awarded a new director as an initial grant from 6,000 to 4,000 DSUs. Each DSU is convertible into one share of Cameron common stock at the end of the deferral period. In addition, the Board approved an increase in the annual retainer paid to the Audit Committee Chair from $15,000 to $20,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 17, 2007, Cameron International Corporation (“Cameron”) issued a press release announcing the election of William C. Lemmer as a senior vice president of the Company, effective July 16, 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

The following are being furnished as exhibits to this report:

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cameron International Corporation, dated July 17, 2007 - William C. Lemmer Elected Senior Vice President of Cameron

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President, General Counsel & Secretary

Date: July 19, 2007

Cameron International Corporation
Current report on Form 8-K
Dated July 19, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cameron International Corporation, dated July 17, 2007 - William C. Lemmer Elected Senior Vice President of Cameron